LADENBURG THALMANN FINANCIAL SERVICES INC.

4400 Biscayne Blvd., 12th Floor

Miami, Florida 33137

December 15, 2011

Mr. Mark Zeitchick

c/o Ladenburg Thalmann & Co. Inc.

4400 Biscayne Blvd., 12th Floor

Miami, Florida 33137

Dear Mark:

This letter agreement constitutes an amendment to the Employment Agreement dated as of August 24, 1999, as previously amended (the “Amended Agreement”), between Ladenburg Thalmann Financial Services Inc. (“LTFS”) and Mark Zeitchick (the “Executive”). LTFS and Executive wish to amend the Amended Agreement as set forth below. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Amended Agreement.

A.	The Amended Agreement is amended in the following respects: Effective January 1, 2012, Section 2, Duties of Employment shall be revised to the following:

Duties of Employment. The Executive hereby agrees that, effective January 1, 2012, he will serve as Executive Vice President of LTFS.

B.          This letter agreement constitutes an amendment to and a modification of the Amended Agreement and shall for all purposes be considered a part of the Amended Agreement. Except as amended hereby, the Amended Agreement is confirmed and ratified in all respects and shall remain in full force and effect.

Please indicate your agreement with the foregoing by countersigning two copies of this letter agreement in the space provided below and returning one of such copies to us.

Very truly yours,

LADENBURG THALMANN FINANCIAL SERVICES INC.

By:	/s Richard J. Lampen
Richard J. Lampen
President and Chief Executive Officer

Mr. Mark Zeitchick

December 15, 2011

The foregoing letter agreement

is consented and agreed to as

of the date first above written.

By:	/s/ Mark Zeitchick
Mark Zeitchick